As filed with the Securities and Exchange Commission on February 27, 2004.

                                                      Registration No. 333-27949

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MidSouth Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)

           Louisiana                                              72-1020809
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

                            102 Versailles Boulevard
                           Lafayette, Louisiana 70501
                                 (337) 237-8343
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                MidSouth Bancorp, Inc. 1997 Stock Incentive Plan
                            (Full title of the plan)

                                 C. R. Cloutier
                             MidSouth Bancorp, Inc.
                                 P. O. Box 3745
                           Lafayette, Louisiana 70502
                                 (337) 237-8343
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a Copy to:
                             Anthony J. Correro, III
            Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.
                       201 St. Charles Avenue, 46th Floor
                        New Orleans, Louisiana 70170-4600
                                 (504) 586-5252

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum
                           Amount Of Additional        Offering           Proposed Maximum
    Title Of                 Securities To Be          Price Per              Aggregate             Amount Of
Securities To Be                Registered               Share             Offering Price       Registration Fee
   Registered
----------------------------------------------------------------------------------------------------------------
 Common Stock,
 $0.01 Par Value            122,875 Shares (1)        $35.50 (2)            $4,362,062.50            $552.68
----------------------------------------------------------------------------------------------------------------

(1) Upon a stock split, stock dividend or similar transaction during the effectiveness of this Registration Statement, as amended, the total number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933. The Registrant has already registered 150,000 shares and paid a Registration Fee of $590.91, pursuant to the Registrant's original Registration Statement relating to the Plan on Form S-8 (Registration No. 333-27949) filed on May 29, 1997. Therefore, as of the date hereof, the Registrant will have registered a total of 272,875 shares relating to the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low selling prices of the Common Stock as reported on the American Stock Exchange on February 23, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      This Amendment No. 1 to Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 (Registration of Additional Shares) under the Securities Act to register additional shares of the MidSouth Bancorp, Inc.'s Common Stock issuable pursuant to the Plan. As permitted by General Instruction E to Form S-8, this Amendment No. 1 to Registration Statement omits certain information otherwise required by Form S-8. Unless otherwise noted herein, this Amendment No. 1 to Registration Statement incorporates by reference the contents of MidSouth Bancorp, Inc.'s Registration Statement relating to the Plan on Form S-8 (Registration No. 333-27949), and all exhibits thereto, which was filed with the Commission on May 29, 1997.

Item 8. Exhibits.

      The following exhibits are filed as part of this Amendment No. 1 to Registration Statement:

     Exhibit
     Number                      Description of Exhibit
     -------                     ----------------------
      4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

      4.2 Articles of Amendment to Amended and Restated Articles of Incorporation dated July 19, 1995 (incorporated by reference to
            Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 filed with the Commission on September 20, 1995).

      4.3 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4/A (Reg. No. 33-58499) filed June 1, 1995).

      4.4 The Registrant agrees to furnish to the Commission on request a copy of the instruments defining the rights of the holder of its long-term debt, which debt does not exceed 10% of the total consolidated assets of the Registrant.

      4.5 MidSouth Bancorp, Inc. 1997 Stock Incentive Plan (incorporated by reference to the Registrant's Definitive Proxy Statement filed April 11, 1997, to which the MidSouth Bancorp, Inc. 1997 Stock Incentive Plan is attached).

      5.0   Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

     23.1   Consent of Deloitte & Touche LLP.

     23.2   Consent of Counsel (included in Exhibit 5.0).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on February 27, 2004.

                                      MIDSOUTH BANCORP, INC.

                                      By: /s/ C. R. Cloutier
                                          --------------------------------------
                                          C. R. Cloutier
                                          President, Chief Executive Officer and
                                              Director

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                         Title                    Date
          ---------                         -----                    ----

    /s/ C. R. Cloutier           President, Chief Executive    February 27, 2004
------------------------------     Officer (Principal
        C. R. Cloutier             Executive Officer) and
                                   Director

    /s/ Karen L. Hail            Chief Financial Officer       February 27, 2004
------------------------------     (Principal Financial
        Karen L. Hail              Officer) and Director

    /s/ Teri S. Stelly           Controller (Principal         February 27, 2004
------------------------------     Accounting Officer)
        Teri S. Stelly

              *                  Director                      February 27, 2004
------------------------------
       J. B. Hargroder

              *                  Director                      February 27, 2004
------------------------------
     Milton B. Kidd, III

              *                  Director                      February 27, 2004
------------------------------
      William M. Simmons

              *                  Director                      February 27, 2004
------------------------------
        James R. Davis

              *                  Director                      February 27, 2004
------------------------------
     Clayton P. Hilliard

              *                  Director                      February 27, 2004
------------------------------
  William G. Charbonnet, Sr.

* By:      /s/ Karen L. Hail
      --------------------------------
               Karen L. Hail
             Attorney-In-Fact

                                INDEX TO EXHIBITS

     Exhibit
     Number                      Description of Exhibit
     ------                      ----------------------

      4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

      4.2 Articles of Amendment to Amended and Restated Articles of Incorporation dated July 19, 1995 (incorporated by reference to
            Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 filed with the Commission on September 20, 1995).

      4.3 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4/A (Reg. No. 33-58499) filed June 1, 1995).

      4.4 The Registrant agrees to furnish to the Commission on request a copy of the instruments defining the rights of the holder of its long-term debt, which debt does not exceed 10% of the total consolidated assets of the Registrant.

      4.5 MidSouth Bancorp, Inc. 1997 Stock Incentive Plan (incorporated by reference to the Registrant's Definitive Proxy Statement filed April 11, 1997, to which the MidSouth Bancorp, Inc. 1997 Stock Incentive Plan is attached).

      5.0   Opinion of Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P.

     23.1   Consent of Deloitte & Touche LLP.

     23.2   Consent of Counsel (included in Exhibit 5.0).